Exhibit 99.17


         Ashland Distribution Non-GAAP Metric Information
                              ($, Thousands)




POCKET PROFIT                       Q1 2006       Q1 2005
-------------------------------    ----------     ---------

Operating Income                      34,133        24,253
Income Taxes                         (12,506)       (9,317)
                                   ----------     ---------
   Net Income                         21,627        14,936

Average Invested Capital             562,029       508,455
Cost of Capital (9.5%/4)               2.375%        2.375%
                                   ----------     ---------
   Cost of Capital $ (COC$)           13,348        12,076

Pocket Profit                          8,279         2,860
(Net Income less COC$)


Pocket Profit is a Non-GAAP metric used by management to measure our overall performance as it relates to covering our cost of capital.

Pocket Profit definition : Operating Income less Income Taxes equals Net Income. The Average Invested Capital for the quarter is multiplied by 2.375% (9.5%/4) which equals the Cost of Capital which is then subtracted from our Net Income to arrive at our Pocket Profit.